Exhibit 99.1

Access National Approved To Participate in Treasury Capital Purchase Program

RESTON, Va.--(BUSINESS WIRE)--January 6, 2009--Access National Corporation (NASDAQ:ANCX) (the “Company”), holding company for Access National Bank, announced today that it has received preliminary approval from the U.S. Department of Treasury (the “Treasury”) to participate in the voluntary Capital Purchase Program (the “Program”). The Company is evaluating the offer and will determine whether or not to participate within the prescribed 30 day deadline for acceptance. Should the Company choose to participate in the Program, it will issue up to $16 million of preferred stock to the Treasury, with related warrants to purchase up to $2.4 million in common stock. Participation in the Program is subject to the Treasury’s standard terms and conditions, and review and completion of all necessary documentation.

This press release contains “forward-looking statements” within the meaning of the federal securities laws. These statements may be identified by the use of words such as “may”, “could”, “expect”, “believe”, anticipate”, “intend”, “plan” or variations thereof. These forward-looking statements may contain information related to those matters such as the Company’s intent, belief, or expectation with respect to matters such as financial performance. Such statements are necessarily based on assumptions and estimates and are inherently subject to a variety of risks and uncertainties concerning the Company’s operations and business environment, which are difficult to predict and beyond control of the company. Such risks and uncertainties could cause the actual results of the Company to differ materially from those matters expressed or implied in such forward-looking statements. For an explanation of certain risks and uncertainties associated with forward looking statements, please refer to the Company’s Annual Report on Form 10-K and other SEC filings.

CONTACT:
Access National Corporation
Michael W. Clarke, 703-871-2100